UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2016

Samson Oil & Gas Limited

(Exact name of registrant as specified in its charter)

Australia	001-33578	N/A
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

Level 16, AMP Building, 140 St Georges Terrace Perth, Western Australia 6000
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: +61 8 9220 9830

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement.

Additional Extension of Time for Closing of North Stockyard Sale

On September 29, 2016, APEG Energy, LP, an affiliate of Angelus Private Equity Group (the “Purchaser”), exercised its right under the Purchase and Sale Agreement, dated as of June 30, 2016, between Samson Oil & Gas Limited (the “Company”) and the Purchaser, to extend the closing deadline for its purchase of our North Stockyard assets for an additional thirty (30) days, from September 30, 2016 to October 30, 2016, by notice and payment to the Company of a $50,000 extension fee. The Purchase and Sale Agreement was previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 7, 2016.

Modification of Credit Agreement

On September 28, 2016, the Company’s primary lender, Mutual of Omaha Bank (“Mutual of Omaha”), agreed to extend the deadline by which the Company is obligated to pay down $11.5 million of the outstanding balance under its credit facility to October 31, 2016. Mutual of Omaha has also agreed to extend the deadline by which the Company must raise a total of $5 million in equity under the credit facility from September 30, 2016 to November 15, 2016.

Samson issued a press release on September 29, 2016 announcing the material terms of the aforementioned extension and modification. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

On September 30, 2016, the Company, Mutual of Omaha and certain affiliates of the Company, including Samson Oil and Gas USA, Inc. and Samson Oil and Gas USA Montana, Inc., executed a Fifth Amendment to Credit Agreement, dated as of September 29, 2016 (the “Amendment”), to memorialize the terms of the previously agreed modifications to the credit agreement. The foregoing does not constitute a complete summary of the terms of the Amendment, and reference is made to the complete text of the Amendment, which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

ITEM 2.02 Results of Operations and Financial Conditions.

On September 30, 2016, Samson Oil & Gas Limited filed its Annual Report for the fiscal year ended June 30, 2016 with the Australian Securities Exchange (“ASX”).  A copy of the ASX Annual Report for the fiscal year ended June 30, 2016 is furnished as Exhibit 99.2 hereto.

The information contained in this Item 2.02 (including Exhibit 99.2) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

ITEM 5.07 Submission of Matters to a Vote of Security Holders.

At the Extraordinary General Meeting of the Company’s shareholders held on September 27, 2016, in Perth, Australia (the “EGM”), the shareholders of the Company approved resolutions to (i) ratify the issuance of 378,020,400 ordinary shares in connection with a private placement conducted in April 2016 and (ii) approve the future issuance of up to 300,000,000 ordinary shares without shareholder approval to enable the Company to raise additional capital by means of private placements. The approvals were done in accordance with the Listing Rules of the ASX.

The votes cast on the resolutions at the EGM are set forth in the press release attached hereto as Exhibit 99.3 and are incorporated herein by reference

ITEM 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Fifth Amendment to Credit Agreement
99.1	Press release dated September 29, 2016 reporting the extension of the Purchase and Sale Agreement closing deadline and extension of deadlines under the credit facility.
99.2	ASX Annual Report of Samson Oil & Gas Limited for the year ended June 30, 2016
99.3	Press release reporting the voting results of the General Meeting of Samson Oil & Gas Limited dated September 27, 2016 (Perth, Australia).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 3, 2016
Samson Oil & Gas Limited

	By:	/s/ Robyn Lamont
Robyn Lamont
Chief Financial Officer